                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 2 ON
                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 27, 1998
                                                  -----------------


                      COMPASS PLASTICS & TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                      0-23027                  95-4611994
------------------------------        ------------           ------------------
 (State or other jurisdiction         (Commission            (I.R.S. Employer
 of incorporation)                    File Number)           Identification No.)


       15730 South Figueroa Street, Gardena, California         90248
-------------------------------------------------------     ---------------
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (213) 770-8771
                                                     --------------

                               AMENDMENT NO. 2 TO
                          CURRENT REPORT ON FORM 8-K/A

                      COMPASS PLASTICS & TECHNOLOGIES, INC.

                                February 27, 1998


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                  The financial statements of M.O.S. Plastics, Inc. ("M.O.S.") are attached hereto beginning on page F-2.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information of Compass Plastics & Technologies, Inc. and M.O.S. are attached hereto beginning on page F-17.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COMPASS PLASTICS & TECHNOLOGIES, INC.


Date:  May 13, 1998               By: /s/ Michael A. Gibbs
                                      -----------------------------------------
                                          Michael A. Gibbs
                                          President

                      COMPASS PLASTICS & TECHNOLOGIES, INC.


                          INDEX TO FINANCIAL STATEMENTS



M.O.S. PLASTICS, INC.

    Report of Independent Certified Public Accountants                    F-2

    Balance Sheets                                                  F-3 - F-4

    Statements of Income                                                  F-5

    Statements of Changes in Stockholders Equity                          F-6

    Statements of Cash Flows                                        F-7 - F-8

    Notes to Financial Statements                                  F-9 - F-16


COMPASS PLASTICS AND TECHNOLOGIES, INC.
PROFORMA CONDENSED COMBINED FINANCIAL
STATEMENTS (UNAUDITED)

    Introduction                                                         F-17

    Balance Sheet as of January 25, 1998 (Compass) and
    December 31, 1997 (M.O.S.)                                   F-18 - F -19

    Statement of Income for the Year Ended October 26,
    1997 (Compass) and December 31, 1997 (M.O.S.)                        F-20

    Statement of Income for the Three Months Ended
    January 25, 1998 (Compass) and December 31, 1997
    (M.O.S.)                                                             F-21

    Notes to Pro Forma Condensed Consolidated Financial
    Statements
                                                                  F-22 - F-23

               Report of Independent Certified Public Accountants




To the Board of Directors of
M.O.S. Plastics, Inc.


We have audited the accompanying balance sheets of M.O.S. Plastics, Inc. as of December 31, 1997 and 1996, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M.O.S. Plastics, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Woodbury, New York                                       Marcum & Kliegman LLP

April 3, 1998

                              M.O.S. PLASTICS, INC.

                                 BALANCE SHEETS

                           December 31, 1997 and 1996


                                     ASSETS



                                                         1997           1996
                                                       --------       --------
CURRENT ASSETS
  Cash                                                 $273,029       $716,459
  Accounts receivable, less allowance for doubtful
   accounts of $12,000 in both years                  1,762,612      2,553,906
  Inventory, net                                      2,769,794      2,012,129
  Prepaid expenses and other receivables                121,245         97,037
  Other current assets                                   12,543        121,263
                                                      ---------      ---------

       Total Current Assets                           4,939,223      5,500,794


PROPERTY AND EQUIPMENT, Net                           3,279,943      3,566,822


OTHER ASSETS                                             92,202        116,444
                                                      ---------      ---------

       TOTAL ASSETS                                  $8,311,368     $9,184,060
                                                     ==========     ==========

                              M.O.S. PLASTICS, INC.

                                 BALANCE SHEETS

                           December 31, 1997 and 1996

                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                         1997         1996
                                                         ----         ----
CURRENT LIABILITIES
  Accounts payable and accrued expenses                $1,912,092   $2,105,116
  Billings in excess of costs and estimated loss on
   uncompleted contracts                                   84,519      302,153
  Loan payable, stockholder                                   -0-      400,000
  Current portion of capital lease obligations            288,610      290,480
  Current portion of long term debt                     1,818,664    1,689,849
  Deferred compensation                                   107,530      105,720
                                                        ---------    ---------
       Total Current Liabilities                        4,211,415    4,893,318
                                                        ---------    ---------

OTHER LIABILITIES
  Capital leases obligations, net of current portion      229,954      519,453
  Long term debt, net of current portion                1,809,914    2,437,516
  Due to customer                                         132,780          -0-
  Deferred compensation, net of current portion               -0-      107,530
                                                        ---------    ---------
       Total Other Liabilities                          2,172,648    3,064,499
                                                        ---------    ----------
       TOTAL LIABILITIES                                6,384,063    7,957,817
                                                        ---------    ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common stock, no par value, 150,000 authorized
    shares, 1,250 issued and outstanding shares            17,910       17,910
  Retained earnings                                     1,909,395    1,208,333
                                                        ---------    ---------

       TOTAL STOCKHOLDER'S EQUITY                       1,927,305    1,226,243
                                                        ---------    ---------
       TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY      $8,311,368   $9,184,060
                                                       ==========   ==========

                              M.O.S. PLASTICS, INC.

                              STATEMENTS OF INCOME

                 For the Years Ended December 31, 1997 and 1996


                                                  1997                1996
                                                  ----                ----
SALES                                           $18,003,811         $16,292,458

COST OF SALES                                    13,749,136          12,583,627
                                                -----------         -----------
       GROSS PROFIT                               4,254,675           3,708,831
                                                -----------         -----------

OPERATING EXPENSES
  Selling expenses                                   80,607              38,866
  Administrative expenses                         1,666,492           1,443,449
                                                -----------         -----------
       TOTAL OPERATING EXPENSES                   1,747,099           1,482,315
                                                -----------         -----------
       OPERATING INCOME                           2,507,576           2,226,516
                                                -----------         -----------

OTHER (INCOME) EXPENSES
  Other expense                                      29,747              38,506
  Interest expense                                  443,865             538,544
  Interest income                                   (7,505)             (9,935)
                                                -----------         -----------
       TOTAL OTHER EXPENSES                         466,107             567,115
                                                -----------         -----------
       INCOME BEFORE INCOME TAXES                 2,041,469           1,659,401

INCOME TAXES                                         26,000              22,434
                                                -----------         -----------
       NET INCOME                                $2,015,469          $1,636,967
                                                 ==========          ==========

                              M.O.S. PLASTICS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                 For the Years Ended December 31, 1997 and 1996




                                               Common Stock                                    Total
                                               ------------                Retained         Stockholder's
                                           Shares        Amount            Earnings           Equity
                                           ------        ------            --------           ------

Balance, January 1, 1996                   1,250         $17,910           $761,569            $779,479
Net income                                                                1,636,967           1,636,967
Stockholder distribution                                                 (1,190,203)         (1,190,203)
                                           -----         -------        -----------         -----------
Balance, December 31, 1996                 1,250          17,910          1,208,333           1,226,243
Net income                                                                2,015,469           2,015,469
Stockholder distribution                                                 (1,314,407)         (1,314,407)
                                           -----         -------        -----------         -----------
Balance, December 31, 1997                 1,250         $17,910         $1,909,395          $1,927,305
                                           =====         =======         ==========          ==========

                              M.O.S. PLASTICS, INC.

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1997 and 1996


                                                                                         1997              1996
                                                                                         -----             -----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                            $2,015,469        $1,636,967
                                                                                       ----------        ----------
 Adjustments to reconcile net income to net cash provided
  by operating activities
   Depreciation and amortization                                                          802,230           773,895
   Loss on disposal of equipment                                                            1,473            37,478
 Changes in assets - (increase) decrease
   Accounts receivable, net                                                               791,294         (533,983)
   Inventory                                                                            (757,665)           237,257
   Prepaid expenses and other receivables                                                (24,208)            48,620
   Other current assets                                                                   108,720          (17,309)
   Other assets                                                                            24,241          (43,258)
 Changes in liabilities - increase (decrease)
   Accounts payable and accrued expenses                                                (193,024)            88,225
   Billings in excess of costs and estimated loss on uncompleted                        (217,634)           302,153
    contracts
   Deferred compensation                                                                (105,720)          (58,393)
   Other liabilities                                                                          -0-         (138,110)
                                                                                        ---------         ---------
       TOTAL ADJUSTMENTS                                                                  429,707           696,575
                                                                                          -------           -------

       NET CASH PROVIDED BY OPERATING ACTIVITIES                                        2,445,176         2,333,542
                                                                                        ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of equipment                                                          3,000             8,000
   Purchases of property and equipment                                                  (387,043)         (231,094)
                                                                                         --------          --------

       NET CASH USED IN INVESTING ACTIVITIES                                            (384,043)         (223,094)
                                                                                         --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from long term debt                                                           700,456         2,670,094
   Principal repayments of loans payable, stockholder                                   (400,000)               -0-
   Principal repayments of long term debt                                             (1,199,243)       (3,103,431)
   Principal repayments on capital lease obligations                                    (291,369)         (254,301)
   Stockholder distribution                                                           (1,314,407)       (1,190,203)
                                                                                       ----------        ----------

       NET CASH USED IN FINANCING ACTIVITIES                                         $(2,504,563)      $(1,877,841)
                                                                                     -----------       ------------

                              M.O.S. PLASTICS, INC.

                 For the Years Ended December 31, 1997 and 1996



                                                                                           1997              1996
                                                                                          ------            ------

       NET (DECREASE) INCREASE IN CASH                                                  $(443,430)          $232,607

CASH  - Beginning                                                                         716,459           483,852
                                                                                          -------           -------

CASH  - Ending                                                                           $273,029          $716,459
                                                                                         ========          ========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION


   Cash paid during the years for :

       Interest                                                                          $450,670          $545,844
       Income taxes                                                                       $31,016           $12,000

  Noncash investing and financing activities:

       Equipment acquired with debt and capital lease obligations.                       $132,780           $46,168

                              M.O.S. PLASTICS, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - Summary of Significant Accounting Policies

       Nature of Business
       M.O.S. Plastics, Inc. (the "Company"), a California "S" Corporation, was incorporated on December 28, 1977. The Company manufactures injection molding and tool making for a full range of plastic components and products used by manufacturers.

       Revenue Recognition
       Revenue from sales of products is recognized when products are shipped to the customer. Revenue from short-term tooling contracts is recognized under the completed contract method.

       Inventory
       Inventory is stated at the lower of cost (first-in, first-out) or market.

       Property and Equipment
       Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

       Depreciation and Amortization
       Depreciation is provided for using the straight-line and accelerated methods over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated useful lives of the assets or the length of the related leases.

       Cash
       The Company has cash balances in a bank in excess of the maximum amount insured by the FDIC as of December 31, 1997 and 1996.

       Advertising Costs
       Advertising costs are expensed as incurred.

       Income Taxes
       The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be "S" corporations. In lieu of corporate income taxes, the stockholder of an "S" corporation is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. However, a provision for California state income tax is included in the financial statements.

       Use of Estimates in the Financial Statements
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Fair Value of Financial Instruments
       The Company's financial instruments include cash, accounts receivable and accounts payable. Due to the short-term nature of these instruments, the fair value of these instruments approximate their recorded value. The Company has long-term debt which it believes is stated at estimated fair market value.


NOTE 2 - Inventory

       Inventory at December 31, 1997 and 1996 consists of the following:

                                                 1997              1996
                                                 ----              ----

       Materials and supplies                  $1,333,522        $1,367,796
       Finished goods                           1,436,272         1,246,639
                                               ----------        ----------
                                                2,769,794         2,614,435
       Less: Reserves                                 -0-           602,306
                                               ----------        ----------
            Total                              $2,769,794        $2,012,129
                                               ==========        ==========

       During the year ended December 31, 1997, the Company wrote off obsolete and slow moving inventory in the amount of $605,305.

NOTE 3 - Property and Equipment

       Property and equipment at December 31, 1997 and 1996 consists of the following:

                                                                              Estimated
                                          1997             1996            Useful Lives
                                          ----             ----            ------------
       Machinery and equipment          $6,132,380       $5,769,583         5 - 7 years
       Vehicles                             44,198           34,698         5 - 7 years
       Office furniture and equipment      152,652          113,153         5 - 7 years
       Leasehold improvements              835,609          816,136       Life of lease
       Computer equipment                  311,505          236,908             5 years
                                         ---------       ----------
              (Forward)                 $7,476,344       $6,970,478
                                        ----------       ----------

NOTE 3 - Property and Equipment, continued
                                                  1997              1996
                                                  ----              -----
            Less:  accumulated depreciation
                     and amortization            4,196,401        3,403,656
                                                 ---------        ---------
            Property and Equipment, net         $3,279,943       $3,566,822
                                                ==========       ==========

       Depreciation and amortization expense for the years ended December 31, 1997 and 1996 was $802,230 and $773,895, respectively.


NOTE 4 - Billings in Excess of Cost and Estimated Loss on Uncompleted Contracts

       The Company recognizes revenues and reports profits from short-term tooling contracts under the completed contract method. These contracts generally extend for periods less than one year. Contract costs and billings are accumulated during the tooling process, but no revenues or profits are recognized until completion of the contract. The aggregate of costs of uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a current liability. Losses expected to be incurred on contracts in process are charged to operations in the period such losses are determined. For the year ended December 31, 1997 expected losses amounted to $28,274.

NOTE 5 - Loan Payable, Stockholder

       The president and stockholder of the Company advanced $400,000 to the Company with interest at 8% payable quarterly. This loan had been paid off in 1997. In addition, the loan was subordinated to the bank's credit line (see Note 7).


NOTE 6 - Capitalized Lease Obligations

       The Company is the lessee of equipment under six capital leases expiring through the year 1999. The capitalized lease obligations are collateralized by the underlying equipment. The assets and liabilities are recorded at fair-market value. The assets are being depreciated over their estimated useful lives. Depreciation of assets under capital leases charged to expense for the years ended December 31, 1997 and 1996 was $223,180 and $227,718. The following is a summary of property held under capital leases included in equipment:

                                                   1997               1996
                                                   ----              -----
       Equipment                               $1,520,919        $1,520,919
       Less accumulated depreciation             (757,613)         (534,433)
                                                ---------         ---------

                                                 $763,306          $986,486
                                                 ========          ========

       Minimum future lease payments under capital leases as of December 31, 1997 for each of the next two years, and in the aggregate, are as follows:
                                Year Ending                    Amount
                               December 31,
                               ------------
                                   1998                       $326,560
                                   1999                        248,720
                                                              --------
                  Total minimum lease payments                 575,280

                  Less: amount representing                   (56,716)
                                                              --------
                            interest

                  Present Value of Minimum
                   Lease Payments                             $518,564
                                                              ========

                  Current portion                             $288,610
                  Long-term portion                            229,954
                                                              --------

                                                              $518,564
                                                              ========


     Interest rates on capitalized leases vary from 10.4% to 16.9% and are imputed based on the lessor's implicit rate of return.


NOTE 7 - Long Term Debt
                                                                                           1997               1996
                                                                                           -----              -----
       Equipment Loan - Payable in monthly  installments of $4,697 plus interest at 8.64% per annum through  October 2001. The loan is  collateralized  by the underlying equipment.  (Forward)
                                                                                         $216,060         $     -0-

       Revolving line of credit with a bank (the "Bank") in the amount of up to
       $2,500,000 with interest payable at the Bank's base rate plus .25%. The line is collateralized by substantially all of the assets of the Company.
       The Company is required to maintain certain restrictive and financial covenants. In addition, the stockholder's loan is subordinated to this line (see Note 5).
                                                                                          975,000           899,810

       Term Loan - Payable in monthly installments of $20,833 plus interest at the bank's base rate plus .75% through December 1999.
                                                                                        1,104,173         1,354,169

       Equipment Loan - Payable in monthly installments of $3,548 plus interest at 9.01% per annum through October 2000. The loan is collateralized by
       the underlying equipment.                                                          120,618           163,189

       Equipment Loan - Payable in monthly installments of $18,325 including interest at 9.1% through December 2000, collateralized by the
       underlying equipment.                                                              575,448           735,009

       Loan - Payable in weekly installments of $5,000 including interest adjusted semi-annually through March 2000. The loan is secured by the
       Company's common stock.                                                            426,417           641,482

       Equipment Loan - Payable in monthly installments of $963 including interest at 10.5% through December 1999, collateralized by the
       underlying equipment.                                                               20,766            29,630

       Equipment Loan - Payable in monthly installments of $11,288 including interest at 8.5% through June 1999, collateralized by the underlying
       equipment.                                                                         190,096           304,076
                                                                                          -------           -------

            Total Long Term Debt                                                        3,628,578         4,127,365
            Less:  Current portion                                                      1,818,664         1,689,849
                                                                                       ----------         ---------
            Total Long Term Debt, net of current portion                               $1,809,914        $2,437,516
                                                                                       ==========        ==========

                                      F-13

       As of December 31, 1997, the Company was in violation of certain covenants related to the revolving line of credit. As a result of the violation, the entire balance under the credit line should be classified as a current liability to conform with generally accepted accounting principles. Such reclassification has been made in the accompanying financial statements. In addition, the credit line has been paid in full in February 1998 from the proceeds of the sale of the Company (see Note
       12).

       Maturities of long-term debt at December 31, 1997 are as follows:

                                       Year Ending
                                       December 31,              Amount
                                      ------------            ----------
                                          1998                $1,818,664
                                          1999                   814,358
                                          2000                   594,403
                                          2001                   296,964
                                          2002                   104,189
                                                              ----------

                                            Total             $3,628,578
                                                              ==========


NOTE 8 - Profit Sharing Plan

       The Company has a profit sharing plan for the benefit of its eligible employees. The optional annual contribution by the employer to the plan is 0% to 15% of the gross earnings of the qualified employees. Contributions to the plan for the years ended December 31, 1997 and 1996 were $225,000 for both years.

       The plan does not provide a fixed and determinable retirement benefit to the employees. The actual retirement benefit will depend on the amount of the employee's account balance at the time of retirement.


NOTE 9 - Income Taxes

       The provision for income taxes for the years ended December 31, 1997 and 1996 consists of the following:

                                                      1997              1996
                                                    -------             ----
       Current                                      $21,000              $800
       Deferred                                       5,000            21,634
                                                     ------           ------
                         Total                      $26,000           $22,434
                                                    =======           =======
                                      F-14

NOTE 10 - Commitments and Contingencies

       Lease Arrangements
       The Company is presently obligated under two noncancelable operating leases for buildings, expiring June 30, 2000 and November 30, 2002, respectively. In addition to minimum rental payments, the Company is responsible for its shares of property taxes and other operating costs related to the leased properties.

       The following is a schedule of future minimum rental payments subject to cost of living increases:

                    Year Ending
                   December 31,                            Amount
                   ------------                            ------
                       1998                               $427,000
                       1999                                427,000
                       2000                                360,000
                       2001                                294,000
                       2002                                257,000
                                                           -------
                         Total                          $1,765,000
                                                        ==========

       Rent expense for the years ended December 31, 1997 and 1996 was $313,069 and $228,378, respectively.

       Deferred Compensation
       The Company has deferred compensation agreements with two key employees which are being paid in bi-monthly installments of $10,000 each including interest through June 1, 1998. Interest is calculated at the base rate of a local commercial lending bank (8.5% at December 31, 1997 and 1996) which is adjusted quarterly. Interest expense for deferred compensation for the years ended December 31, 1997 and 1996 was $14,280 and $21,607, respectively.


NOTE 11 - Economic Dependency

       Major Customers
       During the year ended December 31, 1997, the Company sold a substantial portion of its products to two customers. The sales to these customers totaled $3,850,742 (21%) and $1,839,179 (10%). At December 31, 1997, the
       amounts due from these customers included in accounts receivable were $376,192 and $238,493, respectively.

       During the year ended December 31, 1996, the Company sold a substantial portion of its products to three customers. The sales to these customers totaled $4,162,856 (26%), $3,200,811 (20%) and $2,053,574 (13%). At
       December 31, 1996, the amounts due from these customers included in accounts receivable were $341,627, $216,760 and $439,248, respectively.

       Major Suppliers
       During the year ended December 31, 1997, the Company purchased a substantial portion of its raw material from four suppliers. Purchases from these suppliers were $756,681 (18%), $721,510 (17%), $509,615 (12%)
       and $458,267 (11%). At December 31, 1997, the amounts due these suppliers included in accounts payable were $173,989, $65,466, $5,445 and $10,852, respectively.

       During the year ended December 31, 1996, the Company purchased a substantial portion of its raw material from four suppliers. Purchases from these suppliers were $821,264 (22%), $577,784 (15%), $438,428 (12%)
       and $407,699 (11%). At December 31, 1996, the amounts due these suppliers included in accounts payable were $59,552, $66,587, $43,831 and $117,013, respectively.


NOTE 12 - Subsequent Event

       On February 27, 1998 the Company entered into a stock purchase agreement with Compass Plastics & Technologies, Inc., whereby the Company agreed to sell all its issued and outstanding common stock for approximately $17.4 million. The purchase price is subject to adjustments based upon step-up value of net assets acquired. This transaction is accounted for as a purchase.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS




The following Unaudited Pro Forma Combined Balance Sheet as of January 25, 1998 reflects the financial position of Compass Plastics & Technologies, Inc. ("Compass") as if the acquisition of M.O.S. Plastics, Inc. (the "Acquisition") had occurred on January 25, 1998. The Unaudited Pro forma Combined Statements of Income for the year ended October 26, 1997 and for the three months ended January 25, 1998 present the Company's results of operations as if the Acquisition had been consummated as of October 27, 1996. The Unaudited Pro Forma Combined Statements reflect the Acquisition using the purchase method of accounting. The Pro Forma operating results are not necessarily indicative of the operating results that would have been achieved had the Acquisition actually occurred on October 26, 1996 nor do they purport to indicate the results of future operations.

The Pro Forma Combined Statements are based on the historical financial statements of the Company and M.O.S. Plastics, Inc. ("M.O.S.") for the fiscal periods indicated in the statements.

The accompanying Unaudited Pro Forma Combined Financial Statements are based on the assumptions set forth in the notes and should be read in conjunction with the related financial statements and notes thereto included elsewhere in Form 8-K, as well as the Company's annual report on Form 10-K and quarterly report on Form 10-Q.


                                            Compass Plastics & Technologies, Inc.
                                              Pro Forma Combined Balance Sheet
                                                         (unaudited)
(dollars in thousands)
                                      Compass          M.O.S.                      Pro Forma        Pro Forma
                                 January 25, 1998   December 31, 1997   Ref#      Adjustments        Combined
                                 ----------------   -----------------  -----      ------------      ---------

                  ASSETS

Current Assets
   Cash and cash equivalents       $     661        $  273             [1]           27,273          $   706
                                                                       [2]          (27,501)
   Accounts receivable, net           11,643         1,763                                            13,406
   Inventories                         4,547         2,770                                             7,317
   Other current assets, net             994           133                                             1,127
                                   -------------    ---------                   ------------     ------------
 Total Current Assets                 17,845         4,939                             (228)          22,556
                                   -------------    ---------                   ------------    ------------

Property, Plant and Equipment         19,769         3,280                               -            23,049
                                   -------------    ---------                   ------------     ------------

Other Assets
   Goodwill, net                       1,781                           [4]           15,521           17,302
   Investment in Subsidiary                                            [2]           17,448                -
                                                                       [4]          (17,448)
   Deposits                              246                                                             246
   Other assets, net                     244            92             [2]              409              634
                                                                       [3]                5
                                                                       [8]             (116)
                                   -------------  ---------                     ------------     ------------
Total Other Assets                     2,271            92                           15,819           18,182
                                   -------------  ---------                     ------------     ------------
Total Assets                       $  39,885      $  8,311                       $   15,591       $   63,787
                                   =============  =========                     ============     ============


                                                    Compass Plastics & Technologies, Inc.
                                                      Pro Forma Combined Balance Sheet
                                                                 (unaudited)
(dollars in thousands)
                                                      Compass          M.O.S.                      Pro Forma        Pro Forma
                                                 January 25, 1998   December 31, 1997   Ref#      Adjustments        Combined
                                                 ----------------   -----------------  -----      ------------      ---------
     LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
   Accounts payable and accrued expenses          $      10,260   $       1,912                                   $     12,172
   Current portion of Capitalized lease
     obligations                                            123             289                                            412
   Current portion of long-term debt                        907           1,819         {1]           5,473              6,289
                                                                                        [2]          (1,910)
   Other current liabilities                                642             191                                            833
                                                 --------------  --------------                   ---------    ---------------
 Total current liabilities                               11,932           4,211                       3,563             19,706
                                                 --------------  --------------                   ---------    ---------------
 Other Liabilities
   Capitalized lease obligation,                            566             230                                            796
   Long - term debt, net                                 11,634           1,810         [1]          21,800             27,015
                                                                                        [2]             300
                                                                                        (2)          (8,034)
                                                                                        [5]            (495)

   Other liabilities                                      1,862             133                                          1,995
                                                 --------------  --------------                   ---------    ---------------
 Total other liabilities                                 14,062           2,173                      13,571             29,806
                                                 --------------  --------------                   ---------    ---------------
 Total liabilities                                       25,994           6,384                      17,134             49,512
                                                 --------------  --------------                   ---------    ---------------

 Stockholders' Equity
   Common Stock                                               1              18         [4]             (18)                 1
   Additional paid in capital                            12,083                         [5]             495             12,583
                                                                                        [3]               5
   Notes receivable from issuance of stock                 (707)                                                          (707)

   Retained earnings                                      2,514           1,909         [4]          (1,909)             2,398

                                                                                        [8]            (116)
                                                 --------------  --------------                   ---------    ---------------
 Total Stockholders' Equity                              13,891           1,927                      (1,543)            14,275
                                                 --------------  --------------                   ---------    ---------------

 Total Liabilities and Stockholders' Equity         $    39,885     $     8,311                 $    15,591     $       63,787
                                                 ==============  ==============                 ===========    ===============


                                              Compass Plastics & Technologies, Inc.
                                             Pro Forma Combined Statement of Income
                                                          (Unaudited)
                                                     (dollars in thousands)

(in thousands, except for per share and share data)

                                                   Compass            M.O.S.
                                                  Year Ended        Year Ended              Pro Forma      Pro Forma
                                               October 26, 1997  December 31, 1997  Ref#   Adjustments      Combined
                                               ----------------  -----------------  ----   -----------  -------------

Sales                                            $   43,980           18,004                                  61,984
Cost of Sales                                        35,759           13,749                                  49,508
                                                ------------       ----------                           -------------

          Gross Profit                                8,221            4,255                                  12,476
                                                ------------       ----------                           -------------

Operating expenses
   Selling                                              685               81                                     766
   Administrative                                     2,091            1,666        [7]          776           4,533
                                                ------------       ----------           ------------    -------------

Total operating expense                               2,776            1,747                     776           5,299
                                                ------------       ----------           ------------    -------------
         Operating Income                             5,445            2,508                    (776)          7,177
                                                ------------       ----------           ------------    -------------

Other expenses (income)
   Other income                                         (16)                                                     (16)
   Interest expense                                     994              436        [9]          126           3,077
                                                                                    [6]        1,521
   Other expense                                                          30                                      30
                                                ------------       ----------           ------------    -------------

Total other expense                                     978              466                   1,647           3,091
                                                ------------       ----------           ------------    -------------

          Income before incomes taxes and
           extraordinary items                        4,467            2,042                  (2,423)          4,086


Income tax expense (benefit)                          1,749               26       [10]          770           1,600
                                                                                   [11]         (945)
                                                ------------       ----------          -------------    -------------
          Income before income taxes                  2,718            2,016                  (2,248)          2,486
Extraordinary loss, net of tax                          585               -                      -               585
                                                ------------       ----------          -------------    -------------
          Net Income                            $     2,133        $   2,016           $      (2,248)   $      1,901
                                                ============       ==========          =============    ============

Per Share Data

Income before extraordinary items:
   Basic                                                                                                $       0.65
                                                                                                        ============
   Diluted                                                                                              $       0.62
                                                                                                        ============
Extraordinary loss:
   Basic                                                                                                $       0.15
                                                                                                        ============
   Diluted                                                                                              $       0.15
                                                                                                        ============
Net income:
   Basic                                                                                                $       0.50
                                                                                                        ============
   Diluted                                                                                              $       0.48
                                                                                                        ============

Weighted Average of Common Shares Outstanding                                                              3,803,646
Option and warrants                                                                                          194,702
                                                                                                        ------------
Shares for Diluted EPS                                                                                     3,998,348
                                                                                                        ============

                                      F-20

                      Compass Plastics & Technologies, Inc.
                     Pro Forma Combined Statement of Income
                                   (Unaudited)
                             (dollars in thousands)

(in thousands, except for per share and share data)



                               Compass                M.O.S.
                             Three Months          Three Months
                                Ended                 Ended                      Pro Forma      Pro Forma
                           January 25, 1998     December 31, 1997       Ref#    Adjustments      Combined
                           -----------------  -----------------------   ------  -------------  -------------


Sales                            $   10,788            $       3,973                            $    14,761
Cost of Sales                         9,435                    3,283                                 12,718
                                 -----------           --------------                          -------------

   Gross Profit                       1,353                      690                                  2,043
                                 -----------           --------------                          -------------

Operating expenses
   Selling                              170                       21                                    191
   Administrative                       618                      509     [7]             194          1,321
                                 -----------           --------------           -------------  -------------

Total operating expense                 788                      530                     194          1,512
                                 -----------           --------------           -------------  -------------

Operating Income                        565                      160                    (194)           531
                                 -----------           --------------           -------------  -------------

Other expenses (income)
   Other income                         (16)                      (2)                                   (18)
   Interest expense                     220                              [9]              32            632
                                                                         [6]             380
   Other expense                                                   2                                      2
                                 -----------           --------------           -------------  -------------

Total other expense                     204                       -                      412            616
                                 -----------           --------------           -------------  -------------

Income (loss) before incomes taxes      361                      160                    (606)           (85)


Income tax expense (benefit)            145                       10    [10]              52            (29)
                                                                        [11]            (236)
                                 ----------            --------------           -------------  -------------
Net Income (loss)                $      216            $         150                  $ (422)      $    (56)
                                 ==========            =============            =============      =========
Per Share Data
Net Income (loss) (Basic and Diluted)                                                              $  (0.01)
                                                                                                   =========

Weighted Average of Common Shares
  Outstanding                                                                                     4,883,750
                                                                                               =============

                                      F-21

                                               Compass Plastics & Technologies, Inc.
                                              Notes to Pro Forma Financial Statements
                                                            (Unaudited)
                                                       (dollars in thousands)

  1 & 2    Reflects the sources and uses of funds for the M.O.S. acquisition and the payment of debt:

           Sources of Funds:
           Term Loan (Sumitomo)                                                                  $       14,000
           Revolving Line of Credit (Sumitomo)                                                            4,273
           Debenture (Sirrom)                                                                             7,000
           Debenture (Pine Creek)                                                                         2,000
                                                                                                ---------------
           Total sources of funds                                                                $       27,273
                                                                                                ================

           Uses of Funds:
           Cash paid for M.O.S. Stock                                                            $       16,920
           Repayment of existing Compass and M.O.S. debt                                                  9,944
           Deferred financing costs                                                                         409
           Additional cash paid for I.R.C. Section 338 adjustment                                           228
                                                                                                ----------------
           Total cash outflows                                                                   $       27,501
                                                                                                ================


           Note: In addition to the cash consideration a note payable of $300 is due to former stockholder of M.O.S.

    3 To record the issuance of warrants to purchase 50,000 shares of common stock at an exercise price of $10.80 per share in connection with Stock purchase agreement. Warrants have been valued at $0.916 per warrant.

    4 The estimated purchase price and preliminary adjustments to historical book value of M.O.S. as a result of the transaction is as follows:

           Purchase Price
           Estimated value of cash and note payable                                              $       17,220
           Additional consideration for the step-up adjustment                                              228
           Book value of net assets acquired                                                             (1,927)
                                                                                                ----------------
           Purchase price in excess of net assets acquired allocated to goodwill                 $       15,521
                                                                                                ================

           Note: The actual recording of the transaction will be finalized when the appraisal and valuations are completed. The actual allocation of purchase price and the resulting effect on income from operations may differ from Pro Forma amounts included herein.

    5 Reflects the issuance of warrants to purchase 540,000 shares of common stock at an exercise price of $6.75 per share in connection with debenture agreements as follows:

                                           # of                Value per                 Total
                                         Warrants               Warrant                  Value
                                       --------------         ------------           ------------
                                                              (in dollars)


           Sirrom                            420,000                0.9160             $    385

           Pine Creek                        120,000                0.9160             $    110
                                                                                      ---------
           Totals                                                                      $    495
                                                                                      =========

           In the event that any portion of the debentures remain outstanding on February 27,2000, and on each anniversary thereof, the Company has agreed to issue, on each such date, to Sirrom an additional warrant for 140,000 shares of common stock of the Company, and to Pine Creek an additional warrant for 40,000 shares of common stock of the Company, in each case at an exercise price equal to the greater of $7.00 per share or 75% of the average closing bid price of the Company's common stock for the 20 trading days preceding the required date of issuance of such additional warrants.

                     Compass Plastics & Technologies, Inc.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)
                             (dollars in thousands)




    6 To record interest expense on new term loan, line of credit, and subordinated debentures, less interest expense on the paid-off debt.


    7      To amortize goodwill resulting from the preliminary purchase price allocation over 20 years.


    8      To write off deferred financing costs on  Compass and M.O.S. loans which are paid off in connection with the acquisition.


    9      To amortize deferred financing and discount costs over the term of the related debt, less amortization on old deferred financing costs.


    10     To record the tax effect on conversion of MOS tax status from "S" corporation to "C" corporation.


    11     To record the tax effect on all the pro forma adjustments.

           NOTE: Does not reflect extraordinary loss of $71 (net of applicable tax benefit of $45) resulting from the write-off of loan fees in connection with repayment of debt.


                                      F-23